Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589, 333-48507,  333-147170 and 333-147171 on Form S-8 and Registration Statement No. 333-18023 on Form S-3 of Habersham Bancorp of our report, dated March 29, 2010,  appearing in this Annual Report on Form 10-K of Habersham Bancorp for the year ended December 31, 2009.

/s/Porter Keadle Moore, LLP

Atlanta, Georgia

March 29, 2010